CONSENT OF INDEPENDENT ACCOUNTANTS


      We consent to the incorporation by reference in Post-Effective Amendment No. 17 to the Registration Statement of Franklin Managed Trust on Form N-1A File Nos. 33-9994 and 811-4894 of our report dated October 23, 1997 on the financial statements and financial highlights of Franklin Managed Trust which report is included in the Annual Report to Shareholders for the year ended September 30, 1997 which is incorporated by reference in the Registration Statement.


                                    /s/Tait Weller & Baker
                                       TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
January 27, 1998